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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement of CNA Financial Corporation on Form S-3 of our reports, dated February 10, 1999, appearing in the Annual Report to Shareholders and in Form 10-K of CNA Financial Corporation for the year ended December 31, 1998 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus dated April 19, 1999, which is part of this Registration Statement.


                                          /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois

April 19, 1999